UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2020

First BanCorp.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 23, 2020, First BanCorp. (the “Corporation”)(NYSE: FBP), the bank holding company for FirstBank Puerto Rico (the “Bank”), detected an alert in its technology infrastructure signaling  a cybersecurity incident affecting certain service channels. Immediately upon the detection of the incident, the Corporation activated security protocols and took preventive actions to protect its information and that of its customers, including by limiting certain bank services. Furthermore, the Corporation notified law enforcement and applicable regulatory bodies, launched an investigation, and engaged the services of leading cyber defense firms and professionals.

Although the incident and preventive measures taken impacted certain service delivery channels, the incident did not impact the Bank’s mainframe or core applications environment. As of the date hereof, the Corporation has brought back on line several of its operational and business systems.  The Corporation is in the early stages of assessing the incident.  Based on the information currently known, the Corporation does not expect the incident to have a material impact on its business, operations or financial condition. At the time of this filing, there is no evidence of misuse of customer data. The Corporation carries insurance, including cyber insurance, which it believes will reduce any potential financial impact.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	FIRST BANCORP.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel